Exhibit 99.1

For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 584-1425

FOR IMMEDIATE RELEASE

TERABEAM ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

San Jose, CA, August 2, 2006 - Terabeam, Inc. (NASDAQ:TRBM), a leading developer and supplier of broadband wireless solutions, today announced its financial results for the second quarter ended June 30, 2006.

Revenue for the quarter ended June 30, 2006 was $20.8 million, an increase of approximately 12% from the revenue of $18.5 million for the quarter ended March 31, 2006 and an increase of approximately 189% from the revenue of $7.2 million for the quarter ended June 30, 2005. The significant increase in revenue over the prior year’s comparable quarter resulted primarily from Terabeam’s acquisition of the operations of Proxim Corporation in the third quarter of 2005.

The net loss for the quarter ended June 30, 2006 was $3.0 million ($0.14 per share-diluted) compared to net loss of $4.5 million ($0.21 per share-diluted) for the quarter ended March 31, 2006 and net loss of $987,000 ($0.04 per share-diluted) for the quarter ended June 30, 2005. The significant increase in net loss over the prior year’s comparable quarter resulted primarily from Terabeam’s acquisition of the operations of Proxim Corporation in the third quarter of 2005.

Robert Fitzgerald, Terabeam’s Chief Executive Officer, stated, “The second quarter has been a quarter of transition for the company. Our new President, Pankaj Manglik, has brought an ambitious and decisive management style that has energized the organization. We have taken cost reduction actions that have decreased our operating expenses. We are very encouraged by the response of the market to our AP-4000-MR family of metropolitan scale Wi-Fi mesh products, and we expect our mesh products to contribute an increasing percentage of our overall revenues over the second half of the year. We still have less visibility into the revenue side of the equation than we would like but are addressing the situation with an enhanced management team and renewed energy.”

Conference Call Information

Terabeam will host a conference call to discuss this release, financial results, developments at the company, and other matters of interest to investors and others today, August 2, 2006 starting at 5:00 p.m. Eastern Time. The discussion may include forward-looking information.

Terabeam Announces Second Quarter 2006 Financial Results
August 2, 2006

To participate in this conference call, please dial 800-500-0177 (or 719-457-2679 for international callers), confirmation code 9274323 for all callers, at least ten minutes before start time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Terabeam’s website at http://www.terabeam.com to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers, confirmation code 9274323 for all callers, and over the Internet for approximately 90 days at Terabeam’s website at http://www.terabeam.com.

About Terabeam
Terabeam, Inc. has two primary subsidiaries Proxim Wireless Corporation and Ricochet Networks, Inc. Proxim Wireless Corporation is a global leader in providing mesh, WiMAX, Wi-Fi, and other broadband wireless solutions to meet the performance, scalability, and security requirements of enterprises, government, and service providers. Ricochet Networks, Inc. is a leading portable Wireless Internet Service Provider (WISP) with operational markets in Denver, Colorado and San Diego, California. Additional information about the company can be found at the company's website located at http://www.terabeam.com or by contacting the company by telephone at 413-584-1425 or by email at IR@terabeam.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam’s actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; time and costs associated with developing and launching new products; uncertainty about market acceptance of products we introduce; potential long sales cycles for new products such that there may be extended periods of time before new products contribute positively to our financial results; time, costs, political considerations, typical multitude of constituencies, and other factors involved in evaluating, equipping, installing, and operating municipal networks; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics and at the times and in the quantities contemplated or desired; the difficulties in predicting Terabeam’s future financial performance; Terabeam’s acquisition of Proxim Corporation’s operations, assets, and relationships; and the impacts and effects of any other strategic transactions Terabeam may evaluate or consummate. Further information on these and other factors that could affect Terabeam’s actual results is and will be included in filings made by Terabeam from time to time with the Securities and Exchange Commission and in its other public statements.

- Financial Tables Follow -

Terabeam Announces Second Quarter 2006 Financial Results
August 2, 2006

TERABEAM, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30,	December 31,
	2006	2005
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$13,426	$14,133
Investment securities - available-for-sale	181	260
Accounts receivable, net	5,901	8,378
Inventory	10,822	10,070
Prepaid expenses	1,661	1,045
Total current assets	31,991	33,886

Property and equipment, net	3,406	3,924
Other Assets:
Restricted cash	76	5,076
Goodwill	7,923	7,380
Intangible assets, net	21,881	23,817
Deposits and prepaid expenses	238	675
Total other assets	30,118	36,948
Total assets	$65,515	$74,758
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,152	$15,600
Deferred revenue	4,229	2,503
License agreement payable - current maturities	813	981
Total current liabilities	17,194	19,084
License agreement payable, net of current maturities	2,527	2,956
Total liabilities	19,721	22,040
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at June 30, 2006 and December 31, 2005	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,540,865 issued and outstanding at June 30, 2006, and 21,446,217 issued and outstanding at December 31, 2005	215	214
Additional paid-in capital	57,261	56,638
Retained earnings (accumulated deficit)	(11,590)	(4,122)
Accumulated other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities	(92)	(12)
Total stockholders’ equity	45,794	52,718
Total liabilities and stockholders’ equity	$65,515	$74,758

Terabeam Announces Second Quarter 2006 Financial Results
August 2, 2006

TERABEAM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues	$20,750	$7,165	$39,286	$13,762
Cost of goods sold	12,062	3,687	22,957	7,006
Gross profit	8,688	3,478	16,329	6,756
Operating expenses:
Selling costs	4,027	1,034	8,296	2,031
Restructuring Charges	116	-	116	-
General and administrative	4,021	2,777	7,355	5,285
Research and development	3,762	879	8,648	1,650
Total operating expenses	11,926	4,690	24,415	8,966
Operating loss	(3,238)	(1,212)	(8,086)	(2,210)
Other income (expenses):
Interest income	114	269	202	490
Interest expense	(68)	(70)	(101)	(136)
Other income (loss)	212	3	543	(116)
Total other income (expenses)	258	202	644	238
Loss before income taxes	(2,980)	(1,010)	(7,442)	(1,972)
Benefit (provision) for income taxes	(5)	23	(26)	14
Net loss	($2,985)	($987)	($7,468)	($1,958)

Weighted average shares - basic and diluted	21,541	22,009	21,502	22,204
Loss per share, basic and diluted	($0.14)	($0.04)	($0.35)	($0.09)